Thursday, May 10, 2007

COMPANY PRESS RELEASE

              Transgenomic, Inc. Reports First Quarter 2007 Results

OMAHA, Neb., May 10/ -- Transgenomic, Inc. (the "Company") (OTCBB: TBIO.OB) today announced financial results for the quarter ended March 31, 2007. The Company's financial results are presented below.

The Company reported a net loss of $1.2 million or $0.02 per share for the first quarter of 2007 as compared to a net loss of $0.3 million or $0.01 per share for the first quarter of 2006. The 2007 net loss was comprised of a loss from continuing operations of $1.3 million or $0.02 per share and a gain from discontinued operations of $0.1 million or $0.00 per share. The first quarter 2006 net loss was comprised of a loss from continuing operations of $0.3 million or $0.01 per share and a loss from discontinued operations of $14,000 or $0.00 per share.

Net sales from continuing operations were $5.2 million during the first quarter 2007, compared to $6.5 million during the comparable period of 2006. Gross profit from continuing operations was $2.7 million or 52 percent of net sales during the first quarter of 2007 compared to $3.0 million or 46 percent of net sales during the comparable period of 2006. Operating expenses of continuing operations were $4.0 million during the first quarter of 2007 compared to $3.3 million during the same period of 2006. Cash flows used in operating activities totaled $0.8 million during the first quarter of 2007 compared to $26,000 during the same period of 2006. Cash flows from investing activities totaled $2.9 million during the first quarter of 2007 and $133,000 was used in investing activities for the same period of 2006. Cash and cash equivalents totaled $7.9 million at March 31, 2007, an increase of $2.0 million from December 31, 2006. The increase in cash and cash equivalents was due to the receipt of $2.9 million of net proceeds from the sale of the Company's facility in Glasgow, Scotland during the quarter, offset by the operating activities of the Company.

Comment and Outlook
The Company's President and Chief Executive Officer, Craig Tuttle, noted, "Net sales for the first quarter of 2007 were in line with our internal plan. We continue to realize continuous quarter over quarter growth in our reference laboratory business and improvement in our pharma contract pipeline. Our reference lab business grew from $196,000 to $290,000 comparing first quarter 2007 to fourth quarter 2006, and $213,000 greater than first quarter 2006."

Mr. Tuttle continued, "Additional highlights in the quarter included three contracts with pharmaceutical companies for cancer-linked gene mutation studies which are expected to generate nearly $1.0 million in new business during the year, and good integration of the SpectruMedix business assets which we recently purchased. We have also now completed 24 patent submissions from our key cancer-linked gene mutation discoveries. We expect increasing impact from our cost savings measures in the second half of the year and ongoing growth in our services business in the future."

Earnings Call
Company management will discuss first quarter 2007 financial results via teleconference on Thursday, May 10, 2007 at 5:00 p.m. EDT. To access the call via telephone, dial 800-896-8445 or 785-830-1916. The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions listed. An archived recording of the conference call will be available and may be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. EDT on Thursday, May 24, 2007. Simply dial 800-695-0395 or 402-220-1388 from any telephone.

About Transgenomic:  A decade of discovery 1997 - 2007
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE(R) DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, and Transgenomic Discovery and CLIA Lab Services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com

Forward-Looking Statement
Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE  68164

Phone: 402.452.5400
Fax: 402.452.5461

investorrelations@transgenomic.com

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Operations
                  (dollars in thousands except per share data)

                               Three Months Ended

                                                                 March 31,
                                                         ----------------------------
                                                             2007            2006
                                                         ------------    ------------
NET SALES                                                $      5,222    $      6,497
COST OF GOODS SOLD                                              2,514           3,515
                                                         ------------    ------------
      Gross profit                                              2,708           2,982
OPERATING EXPENSES:
      Selling, general and administrative                       2,980           2,709
      Research and development                                  1,058             604
                                                         ------------    ------------
                                                                4,038           3,313
LOSS FROM OPERATIONS                                           (1,330)           (331)
OTHER INCOME (EXPENSE):
      Interest income, net of interest expense                     61              44
      Other, net                                                    4              --
                                                         ------------    ------------
                                                                   65              44
                                                         ------------    ------------
LOSS BEFORE INCOME TAXES                                       (1,265)           (287)
INCOME TAX EXPENSE                                                  5              17
                                                         ------------    ------------
LOSS FROM CONTINUING OPERATIONS                                (1,270)           (304)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX             74             (14)
                                                         ------------    ------------
NET LOSS                                                 $     (1,196)   $       (318)
                                                         ============    ============

BASIC AND DILUTED LOSS PER SHARE:
      From continuing operations                           $ (0.02) $           (0.01)
      From discontinued operations                               0.00           (0.00)
                                                         ------------    ------------
                                                         $      (0.02)   $      (0.01)
                                                         ============    ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING      49,189,672      49,184,722

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Cash Flows
                             (Dollars in thousands)

                                                           Three Months Ended
                                                               March 31,
                                                           -------------------
                                                            2007       2006
                                                           -------    -------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                   (771)       (26)
NET CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES           2,848       (133)
NET CASH FLOWS FROM FINANCING ACTIVITIES                        --          5
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH       (33)        28
                                                           -------    -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                      2,044       (126)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR               5,868      6,736
                                                           -------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $ 7,912    $ 6,610
                                                           =======    =======

                               Transgenomic, Inc.
                            Summary Financial Results
                 Unaudited Condensed Consolidated Balance Sheets
                  (dollars in thousands except per share data)

                                                                                        March 31,  December 31,
                                                                                          2007         2006
                                                                                          -------     -------
                                           ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                              $ 7,912     $ 5,868
   Accounts receivable (net of allowances for bad debts of $420 and $444, respectively)     5,667       6,525
   Inventories                                                                              3,138       2,672
   Prepaid expenses and other current assets                                                  741         540
   Current assets of discontinued operations                                                    5          --
                                                                                          -------     -------
         Total current assets                                                              17,463      15,605
PROPERTY AND EQUIPMENT, NET                                                                 1,302       1,498
OTHER ASSETS:
   Goodwill                                                                                   638         638
   Other assets                                                                               785         853
   Non-current assets of discontinued operations                                               --       2,773
                                                                                          -------     -------
                                                                                          $20,188     $21,367
                                                                                          =======     =======
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                                       $ 1,544     $ 1,558
   Other accrued expenses                                                                   3,112       2,898
   Accrued compensation                                                                       478         689
   Current liabilities of discontinued operations                                             215         184
                                                                                          -------     -------
         Total current liabilities                                                          5,349       5,329
STOCKHOLDERS' EQUITY                                                                       14,839      16,038
                                                                                          -------     -------
                                                                                          $20,188     $21,367
                                                                                          =======     =======